Exhibit 10

MEDIA GENERAL, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN

Amended And Restated as of April 1, 2015

1.     Purpose. The purpose of the Media General, Inc. Directors’ Deferred Compensation Plan (the “Plan”) is to encourage and enable each member of the Board of Directors (the “Board”) of Media General, Inc. (the “Company”) who is not and has never been an employee of the Company (a “Director”) to increase his or her proprietary interest in the Company and to align his or her interests more closely with the shareholders of the Company through the receipt of Deferred Stock Units representing fifty percent (50%) or more of the annual compensation payable to each Director for his or her services to the Board.

2.     Definitions.

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)

“Annual Meeting Date” shall mean, with respect to each calendar year, the date on which the annual shareholders meeting at which directors are to be elected is held, and which shall be the dates on which the Mandatory DSUs will be credited to the Stock Unit Accounts.

(c)

“Annual Director’s Fee” shall mean (i) the annual retainer fee payable to a Director, which fee may be modified from time to time, and which shall include all Director compensation, including attendance at Board and committee meetings (the “Annual Retainer”) and (ii) any amounts paid in connection with service as a chairperson of any committee (the “Chairperson Retainer”). The Specified Percentage of the Annual Retainer shall be provided in the form of Deferred Stock Units as provided in Section 4(a) of the Plan, with the remainder of the Annual Retainer to be provided in cash, which may be deferred and converted into additional Deferred Stock Units pursuant to Section 4(b) of the Plan. Any Chairperson Retainer shall be provided in cash and may be deferred and converted into additional Deferred Stock Units pursuant to Section 4(b) of the Plan.

(d)

“Average Stock Value” shall mean, for any day, the average of the Fair Market Value of a share of Common Stock for the ten trading days immediately preceding the day as of which the determination is made.

(e)

“Beneficiary” shall mean that person or trust designated by a Director in writing to the Secretary of the Company to receive any benefits that may become due under this Plan following the death of such Director.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)

“Committee” shall mean the Compensation Committee as appointed from time to time by the Board, and which shall consist of two or more “non-employee directors” as that term is defined in Rule 16b-3 of the Act.

(h)	“Common Stock” shall mean the Voting Common Stock of the Company.

(i)	“Deferral Election” shall have the meaning ascribed to such term in Section 4(b) of the Plan.

(j)

“Deferred Stock Unit” shall mean a hypothetical share of Common Stock, and each Deferred Stock Unit credited to a DSU Account shall be deemed to have the same value, calculated from time to time, as a share of Common Stock. Deferred Stock Units shall include Mandatory DSUs, Elective DSUs and Dividend DSUs.

(k)	“Distribution Election” shall have the meaning ascribed to such term in Section 6 of the Plan.

(l)	“Dividend Account” shall mean the book entry account established and maintained for each Director to record the crediting of Dividend DSUs pursuant to Section 5 of the Plan.

(m)	“Dividend DSUs” shall mean the Deferred Stock Units credited to a Director’s Dividend Account pursuant to Section 5 of the Plan.

(n)	“Dividend Payment Date” shall mean that date upon which the Company’s quarterly dividends are paid, and which shall be the date on which Dividend DSUs will be credited to the Dividend Account.

(o)

“DSU Account” shall mean the book entry account established and maintained solely to record and measure the future benefits to be distributed based upon the collective record of a Director’s Stock Unit Account and Dividend Account.

(p)	“Effective Date” shall mean January 1, 1997.

(q)	“Elective DSUs” shall have the meaning ascribed to such term in Section 4(b) of the Plan.

(r)

“Fair Market Value” shall mean, for any day, the closing trading price on that day, as reported in The Wall Street Journal, of a share of Common Stock on the exchange on which the Common Stock then is traded.

(s)	“Mandatory DSUs” shall have the meaning ascribed to such term in Section 4(a) of the Plan.

(t)

“Quarterly Payment Date” shall mean each of the four dates established by the Company for payment of any cash portion of the Annual Director’s Fee and which shall be the dates on which the Elective DSUs will be credited to the Stock Unit Accounts.

(u)	“Record Date” shall mean the date upon which ownership of Common Stock entitles such owner to receive quarterly dividends.

(v)	“Restatement Effective Date” shall mean the date on which the amendment and restatement of the Media General, Inc. Directors’ Deferred Compensation Plan was approved and adopted by the Board.

(w)

“Retirement” shall mean the effective date of the termination of the services of a Director for any reason which also constitutes a “separation from service” with the Company within the meaning of Section 409A of the Code and the regulations thereunder.

(x)	“Specified Percentage” shall mean fifty percent (50%) or such other percentage as may be set by the Board from time to time.

(y)	“Stock Unit Account” shall mean the book entry account established and maintained for each Director to record the Deferred Stock Units to be credited to a Director pursuant to Section 4 of the Plan.

(z)

“Vesting Date” shall mean, with respect to the Mandatory DSUs credited to a Director’s Stock Unit Account pursuant to Section 4(a) of the Plan, the Annual Meeting Date next following the Annual Meeting Date on which such Mandatory DSUs were credited.

3.     Administration. The Plan is an unfunded deferred compensation arrangement and shall be administered, interpreted and construed by the Committee, provided that the Secretary of the Company shall be authorized to take such ministerial actions as may be necessary to effectuate the instructions of the Committee and the Plan. All elections permitted or required under the Plan will be made by filing a written notice thereof with the Secretary of the Company.

4.     Mandatory DSUs; Elective DSUs.

(a)

Mandatory DSUs. The Specified Percentage of each Director’s Annual Retainer shall be provided by the Company in the form of Deferred Stock Units (the “Mandatory DSUs”) on each Annual Meeting Date as of which the Director is elected or reelected to the Board. The number of Mandatory DSUs to be credited to the Director’s Stock Unit Account on an Annual Meeting Date shall be determined by dividing (a) the product of the Annual Retainer and the Specified Percentage for the applicable year (expressed as a dollar amount) by (b) the Fair Market Value on the Annual Meeting Date.

Mandatory DSUs credited to a Director’s Stock Unit Account on an Annual Meeting Date shall become fully vested on the applicable Vesting Date; provided, however, that if a Director voluntarily resigns from the Board, any Mandatory DSUs that are unvested as of the date of such resignation (and any Dividend DSUs that were credited with respect to those Mandatory DSUs) shall be forfeited without consideration.

(b)

Elective DSUs. Each Director annually may elect to defer the portion of his or her Annual Director’s Fee payable in cash (i.e., the cash portion of the Annual Retainer and Chairperson Retainer) for the following year by electing to convert such amount into additional Deferred Stock Units (the “Elective DSUs”). Such election (a “Deferral Election”) shall be made by filing a written notice of such election with the Secretary of the Company not later than December 31 of the calendar year prior to the calendar year in which the services are performed for which the portion of the Annual Director’s Fee would be paid. With respect to the year of a Director’s initial election to the Board, the Director shall, with respect to the portion of the Annual Director’s Fee payable in cash and attributable to services for such year performed after the Deferral Election is made, file any such Deferral Election promptly upon the commencement of services to the Board (but in no event later than 30 days thereafter). Elective DSUs shall be credited to Directors’ Stock Unit Accounts on the Quarterly Payment Date that the portion of the Annual Director’s Fee would have been paid to the Director absent any deferral election. The number of Elective DSUs to be credited to the Director’s Stock Unit Account on a Quarterly Payment Date shall be determined by dividing (a) the portion of the Annual Director’s Fee would have been paid to the Director on that Quarterly Payment Date absent any deferral election by (b) the Average Stock Value on the that Quarterly Payment Date. Any portion of an Annual Director’s Fee to be paid in cash without deferral shall be paid on the Quarterly Payment Date.

5.     Dividend DSUs. On each Dividend Payment Date, a number of Dividend DSUs will be credited to each Director’s Dividend Account, such number determined by (i) multiplying the Company’s quarterly dividend per share of Common Stock payable on such date by the number of Deferred Stock Units in the Director’s DSU Account as of the applicable Record Date, and (ii) dividing that amount by the Average Stock Value on the applicable Dividend Payment Date.

6.     Settlement of DSU Accounts. The aggregate number of Deferred Stock Units credited to a Director’s DSU Account with respect to a particular year will be settled in accordance with the Director’s election (a “Distribution Election”) for that year, subject to Board or Committee approval as may be required by Rule 16b-3 under the Act, and which, to be effective, must be submitted in writing to the Secretary of the Company not later than December 31 of the calendar year prior to the year to which the services related to the Deferred Stock Units are performed (or, with respect to the year that a Director is initially elected to the Board, within 30 days after such Director’s commencement of services to the Board). In the absence of a timely election with respect to a particular year, a Director’s Deferred Stock Units with respect to such year will be settled in a single lump sum distribution as of his or her Retirement date. For the avoidance of doubt, the Deferred Stock Units credited to a Director’s DSU Account with respect to a particular year shall include (i) the Mandatory DSUs credited during such year, (ii) the Elective DSUs credited for services by the Director during such year and (iii) Dividend DSUs credited in respect of the Mandatory DSUs and Elective DSUs described in clauses (i) and (ii).

7.     Distribution Election.

(a)

General. A Director may elect to have his or her Deferred Stock Units credited with respect to any particular year settled (i) in a single lump sum distribution of shares of Common Stock as of his or her Retirement date or (ii) in annual installments of shares of Common Stock over a period not to exceed ten (10) years commencing on his or her Retirement date, in each case in accordance with the election procedures described in Section 6.

1.

If the election is to receive a single distribution of shares of Common Stock from a DSU Account, the number of shares of Common Stock to be distributed shall equal the number of Deferred Stock Units with respect to which distributions are being made on the Director’s Retirement date.

2.

If the election is to receive annual installments of shares of Common Stock, the number of shares of Common Stock distributable over the installment period shall be determined annually as follows: (a) the number of Deferred Stock Units with respect to which such distribution is being made (such calculation to include increases in the Dividend Account by reason of Dividend Equivalents) shall be divided by (b) the number of installment payments remaining in the designated installment term (including the current installment payment date). Any fractional shares relating to such Deferred Stock Units shall be paid in cash based upon the Fair Market Value of the Common Stock on the trading day immediately preceding the applicable payment date.

(b)

Changes to Prior Distribution Elections. A Director may elect to modify a prior Distribution Election to the extent permitted under Section 409A of the Code; provided, that, (i) such election may not take effect until at least twelve (12) months after the date on which the election is made; (ii) the payment (except in the case of death) with respect to which the election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid (in the case of installment payments, five years from the date the first installment was scheduled to be paid); and (iii) the election must be made not less than twelve (12) months before the payment is scheduled to be paid (in the case of installment payments, twelve (12) months before the first installment was scheduled to be paid).

(c)	Distribution upon Death.

1.

Subject to Section 7(c)(2), if a Director dies prior to the distribution of all amounts in the Director’s DSU Account, the balance of the Deferred Stock Units and Dividend DSUs credited to his or her DSU Account will be distributed to such Director’s Beneficiary (to the extent a Beneficiary has been designated) in accordance with the Director’s Distribution Elections.

2.

A Director may make a separate election, with respect Mandatory DSUs and Elective DSUs (and any related Dividend DSUs) credited to his or her DSU Account in 2016 or any year thereafter beginning in 2016, that, in the event of his or her death, such Mandatory DSUs and Elective DSUs (and any related Dividend DSUs) will be settled (i) in a single lump distribution of shares of Common Stock as of the date of his or her death or (ii) in annual installments of shares of Common Stock over a period not to exceed ten (10) years commencing on the date of his or her death. Any such election will be subject to the same procedures and timing applicable to the Director’s Distribution Elections made pursuant to Section 6.

3.

If a Director dies without designating a Beneficiary, or if the designated Beneficiary predeceases the Director, all amounts that would have been distributed to such Beneficiary will be distributed to the executor or administrator of such Director’s estate.

8.     Nonassignability and General Rights. Neither participation in, nor the right to receive any payments under, the Plan will give any Director or Beneficiary a proprietary interest in the Company or any of its assets. A Director or Beneficiary will for all purposes be deemed to be a general creditor of the Company and shall not have any security interest in, or lien against, any assets. The rights of a Director or Beneficiary under the Plan cannot be assigned or pledged and will not be subject to the claims of creditors of the Director or Beneficiary.

9.     Modification/Termination. The Board will have the right to modify this Plan from time to time, or to terminate the Plan entirely; provided, however, that no modification or termination of the Plan will operate to annul an election already in effect for the fiscal year in which such modification or termination is effective, or to adversely affect the rights of a Director or Beneficiary to receive distributions as provided herein.

10.     General Restrictions. The issuance of Common Stock or the delivery of certificates therefor to or for the benefit of Directors hereunder shall be subject to the requirement that, if the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, shall be necessary or desirable as a condition of, or in connection with, such issuance and delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected promptly and in a manner acceptable to the Company.

11.     Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, spin-off, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of Deferred Stock Units subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

12.     Governing Law. The Plan shall be construed and enforced pursuant to the laws of the Commonwealth of Virginia.

13.     Term. The Plan shall remain in effect until amended or terminated by action of the Board as provided herein.